SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2015

VASCO Data Security International, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 South Meyers Road, Suite 210

Oakbrook Terrace, Illinois 60181

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 932-8844

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Clifford K. Bown, the Chief Financial Officer of VASCO Data Security International, Inc. (the “Company”), intends to retire from the Company. The Company entered into a Retention Agreement (the “Retention Agreement”) with Mr. Bown, dated March 16, 2015 (the “Effective Date”) to retain Mr. Bown up to May 31, 2016 (“Retention Date) during the search for Mr. Bown’s successor and to provide for an orderly transition period with his successor.

In consideration of Mr. Bown’s agreement to serve the Company until the earlier of 1) the Retention Date, 2) such time as the Company terminates his employment between the Effective Date and Retention Date without Cause (as defined in Mr. Bown’s Employment Agreement with the Company) ,or 3) such time as Mr. Bown terminates his employment between the Effective Date and Retention Date for Good Reason (as defined in Mr. Bown’s Employment Agreement with the Company as modified to reflect the Retention Agreement) (any such termination a “Qualifying Termination”), Mr. Bown is entitled to receive the following additional benefits: (i) the vesting of all of the remaining unvested shares of restricted stock of the Company granted to him on January 9, 2012 and January 7, 2013 (9,620 shares and 10,250 shares, respectively), (ii) the vesting of all unvested shares granted to Mr. Bown as a one-year restricted share performance award on January 6, 2014 (28,418 shares) (iii) the vesting of all unvested shares granted to him as a one-year restricted performance award on January 5, 2015 which due to the Company’s 2015 performance actually become “Earned Shares” under the applicable award agreement (regardless of whether Mr. Bown remains employed for all of 2015), and (iv) the vesting of all 25,260 unvested shares granted to Mr. Bown in a three-year restricted performance award on January 5, 2014 which could have been “Earned Shares” at target under the applicable award agreement.

If the Qualifying Termination occurs in 2015, then Mr. Bown will receive a lump sum payment of $750,000. If Mr. Bown remains employed with the Company beyond 2015 and the Qualifying Termination occurs in 2016, then he will receive a base salary at an annual rate of $360,000 in 2016 and a cash payment equal to the excess of $750,000 over the actual base salary paid to him during 2016.

If the Qualifying Termination occurs prior to the payment of the Company’s cash incentive bonuses for 2015 to the other executive officers of the Company, Mr. Bown will be entitled to receive his cash incentive bonus for 2015 which would have been earned by him based on the Company’s full year 2015 financial results.

The Retention Agreement amends Mr. Bown’s Employment Agreement with the Company and the applicable stock award agreements.

The foregoing description of the Retention Agreement is qualified in its entirety by reference to the Retention Agreement.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits. The following Exhibits are furnished herewith:

Exhibit Number	Description

10.1	Retention Agreement, dated March 16, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2015	VASCO Data Security International, Inc.

/s/ Clifford K. Bown
Clifford K. Bown
Chief Financial Officer

EXHIBIT INDEX

The following Exhibits are furnished herewith:

Exhibit Number	Description

10.1	Retention Agreement, dated March 16, 2015.